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                                                                EXHIBIT 10.19(A)


            RESOLUTION ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE
                 BOARD OF DIRECTORS OF VIMRX AS OF MAY 8, 1998

          RESOLVED, that the Board of Directors hereby recommends to the Stockholders of the Corporation that the 1997 Incentive and Non-Incentive Stock Option Plan of the Corporation be amended by reserving an additional 1,000,000 shares of common stock, par value .001, of the Corporation for issuance thereunder.


                RESOLUTION ADOPTED BY THE STOCKHOLDERS OF VIMRX
          AT THE ANNUAL MEETING OF STOCKHOLDERS HELD ON JUNE 23, 1998


          RESOLVED, that an amendment to the 1997 Incentive and Non-Incentive Stock Option Plan making an additional 1,000,000 shares available for issuance thereunder, described in the 1998 Proxy Statement of the Company, be, and the same hereby is, approved and adopted in all respects.